Exhibit 99

PRESS RELEASE	FOR IMMEDIATE RELEASE

RigNet Announces Third Quarter 2019 Earnings Results

HOUSTON – November 7, 2019 – RigNet, Inc. (NASDAQ: RNET, the “Company”), the leading provider of ultra-secure, intelligent networking solutions and specialized applications, announced today its results for the quarter ended September 30, 2019.

•	Increased quarterly revenue 1.1% to $61.0 million compared to the prior quarter

•	Net loss of $0.5 million or $0.02 per share; compared to net loss of $6.2 million or $0.32 per share in the prior quarter

•	Increased quarterly Adjusted EBITDA by 12.6% to $11.0 million compared to the prior quarter

•	Increased Managed Communications Services (MCS) Sites served by 2.7% to 1,386 compared to the prior year quarter

•	Project backlog of $35.9 million

“RigNet delivered solid operating results in the third quarter of 2019, growing total revenue by 1.1% and improving Adjusted EBITDA by 12.6% compared to the prior quarter,” said Steven Pickett, Chief Executive Officer and President. “Revenue from our Apps & IoT segment, including Intelie, LIVE-IT, and our other SaaS solutions, increased to 15% of total revenues in the third quarter, highlighting the progress of RigNet’s strategy to move ‘up the stack’ by providing new, innovative solutions to enable our customers’ digital transformation. Profitability within the segment improved as well with the gross margin expanding to 55.8% during the quarter. Business in the Managed Services segment remained steady in spite of the volatility in commodity prices and revenue from site count gains in offshore rigs, maritime and production sites more than offset a lower onshore site count. Revenues in our Systems Integration segment were lower quarter-on-quarter due to the project-based nature of the business. Our project backlog at quarter end was $35.9 million and our outlook for this segment is positive. Finally, our team is focused on delivering value to our shareholders through a number of ongoing efforts which include increased attention to controlling costs and reducing leverage.”

Quarterly revenue was $61.0 million, an increase of $0.7 million, or 1.1%, compared to $60.3 million in the prior quarter, and a decrease of $3.8 million, or 5.8%, compared to $64.8 million in the third quarter 2018. Compared to the prior quarter, Apps & IoT revenue grew by $1.3 million, or 15.7%, and Managed Communications Services (MCS) revenue grew $0.9 million or 2.1%. The increase in Apps & IoT and MCS was partially offset by a Systems Integration (SI) revenue decrease of $1.4 million, or 13.0%, due to the variable nature of the business. Compared to the third quarter 2018, Apps & IoT revenue grew $1.8 million, or 24.1%. The increase in Apps & IoT revenue compared to the third quarter of 2018 was offset by a $2.9 million decrease in MCS revenue and a $2.7 million decrease in SI revenue.

Net loss attributable to common stockholders in the third quarter 2019 was $0.5 million, or $0.02 per share, compared to net loss attributable to common stockholders of $6.2 million, or $0.32 per share, in the second quarter 2019 and net loss attributable to common stockholders of $2.8 million, or $0.15 per share, in the third quarter 2018.

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

Adjusted EBITDA, a non-GAAP measure defined and reconciled to GAAP net loss (as described below), was $11.0 million, a 12.6% increase compared to $9.8 million in the prior quarter and a 26.1% increase compared to $8.7 million in the third quarter 2018.

Net loss and Adjusted EBITDA in the third quarter of 2019 compared to the prior quarter and prior year quarter were positively impacted by reduced costs. Net loss was also impacted by reduced costs related to the GX dispute, which was settled during the second quarter of 2019, and reduced depreciation and amortization, which are added back and reconciled to Adjusted EBITDA below.

Capital expenditures for the three months ending September 30, 2019 totaled $5.9 million compared to $4.6 million for the quarter ending June 30, 2019 and $6.5 million for the three months ending September 30, 2018. Capital expenditures were $17.5 million and $19.7 million for the nine months ended September 30, 2019 and 2018, respectively.

Contracting and Operational Update

During the third quarter of 2019, RigNet renewed a long-term contract with its largest MCS customer, global offshore drilling contractor Valaris (which is the new name for the former Ensco and Rowan who recently merged and are the largest drilling contractor globally). RigNet has also signed an exclusive three-year agreement to provide enhanced MCS to Borr Drilling, a leading offshore drilling contractor. Additionally, RigNet has signed a multi-year agreement to provide Intelie Live, the Company’s real-time machine learning-based analytics platform to Ocyan, one of Brazil’s largest providers of solutions to the upstream oil and gas industry. RigNet signed with Galoc Production its first “triple play” contract, which is a contract to provide a combination of MCS, Cyphre, Enhanced Cyber Security (ECS) services and Intelie AI based real-time machine learning. This is the ongoing expansion of RigNet’s portfolio of FPSO clients including 10 FPSOs won in offshore Brazil in the last 9 months. Further RigNet has signed two multi-year agreements with Transocean, a leading offshore drilling contractor, to provide rig analytic applications through Intelie Live coupled with our enhanced remote Adaptive Video Intelligence (AVI) capability to help improve operational integrity and efficiency. RigNet has also introduced its first implementation of LIVE-IT, RigNet’s edge computing solution services that assist customers with collecting and standardizing the complex data produced by edge devices.

MCS Site count in the third quarter 2019 increased by 0.1% to 1,386 from 1,384 in the prior quarter and grew by 2.7% from 1,350 in the third quarter 2018.

Project backlog (using percentage of completion accounting) was $35.9 million as of September 30, 2019, compared $37.1 million in the prior quarter and $41.4 million in the third quarter 2018.

Additional Detail

In the quarter ended September 30, 2019, the Company recorded $0.2 million in restructuring costs associated with consolidating three legacy facilities into our new Lafayette, Louisiana office and a credit of $0.4 million in GX dispute phase II costs. In the quarter ended June 30, 2019, the Company recorded $2.2 million in GX dispute Phase II costs and $1.3 million increase in the fair value of earn-out/contingent

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net consideration related to Intelie. The Company recorded $0.7 million in restructuring charges in the third quarter of 2018, as well as a $0.8 million decrease in the fair value of an earn-out related to the TECNOR acquisition and $0.9 million in acquisition costs. All items listed above are added back to net loss in our non-GAAP measure Adjusted EBITDA.

Earnings Call Information

An Earnings Call for investors will be held at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Friday, November 8, 2019, to discuss RigNet’s third quarter 2019 results. The call may be accessed live over the telephone by dialing +1 (877) 845-0777, or, for international callers, +1 (760) 298-5090. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto RigNet’s website at www.rig.net in the Investors – Webcasts and Presentations section. A replay of the conference call webcast will also be available on our website for approximately thirty days following the call.

About RigNet

RigNet (NASDAQ: RNET) delivers advanced software and communications infrastructure that allow our customers to realize the business benefits of digital transformation. With world-class, ultra-secure solutions spanning global IP connectivity, bandwidth-optimized OTT applications, IIoT big data enablement, and industry-leading machine learning analytics, RigNet supports the full evolution of digital enablement, empowering businesses to respond faster to high priority issues, mitigate the risk of operational disruption, and maximize their overall financial performance. RigNet is headquartered in Houston, Texas with operations around the world.

For more information on RigNet, please visit www.rig.net. RigNet is a registered trademark of RigNet, Inc.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 – that is, statements related to future, not past, events. Opinions, expectations with respect to conditions in the oil and gas industry, customer perceptions of value, entry into new customer contracts, growth prospects, and the ultimate payout amount of any earnout / contingent consideration are examples of forward-looking statements in this press release. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, including the expected benefits of acquiring and integrating other businesses, and often contain words such as “anticipate,” “believe,” “intend,” “will,” “expect,” “plan” or other similar words. These forward-looking statements involve certain risks and uncertainties, including those risks set forth in Item 1A – Risk Factors of the Company’s most recent 10-K filing, and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to RigNet’s SEC filings. RigNet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

Non-GAAP Financial Measure

This press release contains the non-GAAP measure Adjusted EBITDA, a measure we believe is useful to investors as a supplemental measure to evaluate overall operating performance and is an integral component of financial covenant ratios in our credit agreement. Adjusted EBITDA is a financial measure that is not calculated in accordance with generally accepted accounting principles, or GAAP. We refer you to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on Friday, March 15th, 2019 (as amended), for a more detailed discussion of the uses and limitations of Adjusted EBITDA.

We define Adjusted EBITDA as net loss plus interest expense; income tax expense (benefit); depreciation and amortization; impairment of goodwill, intangibles, property, plant and equipment; (gain) loss on sales of property, plant and equipment, net of retirements; change in fair value of earn-outs and contingent consideration; stock-based compensation; acquisition costs; executive departure costs; restructuring charges; the GX dispute; the GX dispute Phase II costs and non-recurring items.

A reconciliation of net loss to Adjusted EBITDA is found in the table below.

Media / Investor Relations Contact
Lee M. Ahlstrom, SVP & CFO	Tel: +1 (281) 674-0699
RigNet, Inc.	investor.relations@rig.net

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

RIGNET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(in thousands, except per share amounts)
Revenue	$60,993	$60,332	$64,770	$178,835	$178,610

Expenses:
Cost of revenue (excluding depreciation and amortization)	35,662	36,519	40,734	108,637	110,661
Depreciation and amortization	7,172	7,679	8,413	23,763	24,756
Change in fair value of earn-out/contingent consideration	—	1,284	(750)	1,284	2,050
Selling and marketing	2,784	2,952	2,728	9,529	9,866
General and administrative	12,377	14,458	14,666	43,305	41,098

Total expenses	57,995	62,892	65,791	186,518	188,431

Operating income (loss)	2,998	(2,560)	(1,021)	(7,683)	(9,821)
Other expense, net	(2,270)	(1,362)	(1,465)	(4,798)	(2,813)

Income (loss) before income taxes	728	(3,922)	(2,486)	(12,481)	(12,634)
Income tax benefit (expense)	(998)	(2,204)	(312)	(5,868)	11

Net loss	$(270)	$(6,126)	$(2,798)	$(18,349)	$(12,623)

Loss Per Share - Basic and Diluted
Net loss attributable to RigNet, Inc. common stockholders	$(494)	$(6,156)	$(2,847)	$(18,633)	$(12,732)
Net loss per share attributable to RigNet, Inc. common stockholders, basic	$(0.02)	$(0.32)	$(0.15)	$(0.94)	$(0.69)
Net loss per share attributable to RigNet, Inc. common stockholders, diluted	$(0.02)	$(0.32)	$(0.15)	$(0.94)	$(0.69)
Weighted average shares outstanding, basic	19,970	19,082	18,905	19,777	18,566
Weighted average shares outstanding, diluted	19,970	19,082	18,905	19,777	18,566
Unaudited Non-GAAP Data:
Adjusted EBITDA	$11,010	$9,775	$8,730	$29,171	$24,247

RIGNET, INC.

Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(in thousands)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(270)	$(6,126)	$(2,798)	$(18,349)	$(12,623)
Interest expense	1,784	1,269	807	4,291	2,773
Depreciation and amortization	7,172	7,679	8,413	23,763	24,756
Loss on sales of property, plant and equipment, net of retirements	8	18	66	19	34
Stock-based compensation	1,504	1,170	1,086	7,132	4,368
Restructuring costs	158	—	664	731	664
Change in fair value of earn-out/contingent consideration	—	1,284	(750)	1,284	2,050
Executive departure costs	—	—	—	—	161
Acquisition costs	76	60	930	486	2,075
GX dispute Phase II costs	(420)	2,217	—	3,946	—
Income tax expense (benefit)	998	2,204	312	5,868	(11)

Adjusted EBITDA (non-GAAP measure)	$11,010	$9,775	$8,730	$29,171	$24,247

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

RIGNET, INC.

Segment Information

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(in thousands)
Managed Communication Services
Revenue	$42,055	$41,205	$44,943	$125,593	$128,705
Cost of revenue	24,156	25,019	27,930	76,160	78,982
Depreciation and amortization	5,037	5,059	5,641	16,360	17,012
Selling, general and administrative	3,303	3,346	3,779	10,446	13,017

Operating income	$9,559	$7,781	$7,593	$22,627	$19,694

Applications and Internet-of-Things
Revenue	$9,265	$8,005	$7,463	$25,285	$19,375
Cost of revenue	4,091	4,387	3,677	12,975	9,927
Depreciation and amortization	1,218	1,226	1,661	3,675	3,344
Selling, general and administrative	1,599	835	520	2,999	1,304

Operating income	$2,357	$1,557	$1,605	$5,636	$4,800

Systems Integration
Revenue	$9,673	$11,122	$12,364	$27,957	$30,530
Cost of revenue	7,415	7,113	9,127	19,502	21,752
Depreciation and amortization	155	639	605	1,456	1,922
Selling, general and administrative	464	570	380	2,158	1,260

Operating income	$1,639	$2,800	$2,252	$4,841	$5,596

NOTE: Consolidated balances include the segments above along with corporate activities and intercompany eliminations.

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

RIGNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2019	December 31, 2018
	(in thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$14,267	$21,711
Restricted cash	39	41
Accounts receivable, net	61,895	67,450
Costs and estimated earnings in excess of billings on uncompleted contracts (CIEB)	11,589	7,138
Prepaid expenses and other current assets	6,795	6,767

Total current assets	94,585	103,107
Property, plant and equipment, net	60,283	63,585
Restricted cash	1,522	1,544
Goodwill	45,484	46,631
Intangibles, net	30,083	33,733
Right-of-use lease asset	3,891	—
Deferred tax and other assets	7,312	10,325

TOTAL ASSETS	$243,160	$258,925

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$26,624	$20,568
Accrued expenses	16,810	16,374
Current maturities of long-term debt	10,795	4,942
Income taxes payable	1,789	2,431
GX dispute accrual	750	50,765
Deferred revenue and other current liabilities	10,897	5,863

Total current liabilities	67,665	100,943
Long-term debt	103,641	72,085
Deferred revenue	180	318
Deferred tax liability	2,889	652
Right-of-use lease liability—long-term portion	3,576	—
Other liabilities	21,702	28,943

Total liabilities	199,653	202,941

Equity:
Stockholders’ equity
Preferred stock—$0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding at September 30, 2019 or December 31, 2018	—	—
Common stock—$0.001 par value; 190,000,000 shares authorized; 19,970,308 and 19,464,847 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	20	19
Treasury stock—201,622 and 91,567 shares at September 30, 2019 and December 31, 2018, respectively, at cost	(2,682)	(1,270)
Additional paid-in capital	183,081	172,946
Accumulated deficit	(115,150)	(96,517)
Accumulated other comprehensive loss	(21,831)	(19,254)

Total stockholders’ equity	43,438	55,924
Non-redeemable, non-controlling interest	69	60

Total equity	43,507	55,984

TOTAL LIABILITIES AND EQUITY	$243,160	$258,925

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

RIGNET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
	(in thousands)
Cash flows from operating activities:
Net loss	$(18,349)	$(12,623)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	23,763	24,756
Stock-based compensation	7,132	4,368
Amortization of deferred financing costs	252	141
Deferred taxes	4,902	(117)
Change in fair value of earn-out/contingent consideration	1,284	2,050
Accretion of discount of contingent consideration payable for acquisitions	262	368
(Gain) loss on sales of property, plant and equipment, net of retirements	19	34
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable, net	4,995	(15,428)
Costs and estimated earnings in excess of billings on uncompleted contracts (CIEB)	(4,536)	(1,095)
Prepaid expenses and other assets	128	(1,634)
Right-of-use lease asset	1,214	—
Accounts payable	5,355	3,986
Accrued expenses	36	(1,584)
GX Dispute payment	(50,000)	—
Deferred revenue	1,635	1,512
Right-of-use lease liability	(1,593)	—
Other liabilities	(2,444)	(1,807)
Payout of TECNOR contingent consideration—inception to date change in fair value portion	—	(1,575)

Net cash provided by (used in) operating activities	(25,945)	1,352

Cash flows from investing activities:
Acquisitions (net of cash acquired)	—	(5,405)
Capital expenditures	(16,776)	(18,791)
Proceeds from sales of property, plant and equipment	300	685

Net cash used in investing activities	(16,476)	(23,511)

Cash flows from financing activities:
Issuance of common stock upon the exercise of stock options and the vesting of restricted stock	4	967
Stock withheld to cover employee taxes on stock-based compensation	(1,412)	(1,130)
Subsidiary distributions to non-controlling interest	(275)	(157)
Payout of TECNOR contingent consideration—fair value on acquisition date portion	—	(6,425)
Proceeds from borrowings	48,500	16,750
Repayments of long-term debt	(11,413)	(3,848)
Payment of financing fees	(486)	—

Net cash provided by financing activities	34,918	6,157

Net change in cash and cash equivalents	(7,503)	(16,002)

Cash and cash equivalents including restricted cash:
Balance, January 1,	23,296	36,141
Changes in foreign currency translation	35	2,175

Balance, September 30,	$15,828	$22,314

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

RIGNET, INC.

Selected Operational Data

(Unaudited)

	3rd Quarter 2019	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018
Offshore drilling rigs (1)	184	182	185	184	191
Offshore Production	384	375	368	347	332
Maritime	184	183	180	181	187
Other sites (2)	634	644	627	611	640

Total Managed Communications Services Sites	1,386	1,384	1,360	1,323	1,350

Project Backlog (000s)	$35,855	$37,116	$43,058	$45,536	$41,411

(1)	Includes jack up, semi-submersible and drillship rigs
(2)	Includes U.S. and International land sites, completion sites, man-camps, remote offices, and supply bases and offshore-related supply bases, shore offices, tender rigs and platform rigs

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15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net